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                 OPINION RESEARCH CORPORATION AND SUBSIDIARIES
          Exhibit (11)-Statement Re:Computation of Earnings per Share
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
                                              Three Months Ended      Six Months Ended
                                                    June 30                June 30
                                                 1997     1996          1997     1996
                                                ------   ------        ------   ------
                                                (000's omitted, except per share data)
Primary:
Average shares outstanding                      4,144    4,170         4,144    4,159
Net effect of dilutive stock options -
  based on the treasury stock method                        78                     69
                                                  ---       --           ---       --
Totals                                          4,144    4,248         4,144    4,228
                                                =====    =====         =====   ======
Net income                                       $279     $586          $432   $1,105
                                                =====    =====         =====   ======
Per share amount                                $0.07    $0.14         $0.10    $0.26
                                                =====    =====         =====    =====
Fully diluted:
Average shares outstanding                      4,144    4,170         4,144    4,159
Net effect of dilutive stock options -
  based on the treasury stock method                       112                    112
Assumed conversion of convertible
  debentures                                               654                    654
                                                  ---      ---           ---      ---
Totals                                          4,144    4,936         4,144    4,925
                                                =====    =====         =====    =====
Net income                                       $279     $586          $432   $1,105
Add debenture interest, net of tax
  effect                                                    52                    107
                                                  ---       --           ---      ---
Totals                                           $279     $638          $432   $1,212
                                                =====    =====         =====   ======
Per share amount                                $0.07    $0.13         $0.10    $0.25
                                                =====    =====         =====   ======

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                       See notes to financial statements